SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2017 (June 19, 2017)

(Exact Name of Registrant as Specified in Charter)

Delaware	333-29295	30-0957912
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6401 E. Thomas Road, #106

Scottsdale, Arizona 85251

 (Address of principal executive offices)

480-947-0001

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

AMMO, INC.

Form 8-K

Current Report

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Appointments.

On June 19, 2017, Mr. Russell W. Wallace, Jr. (“Mr. Wallace”) and James C. Czirr were appointed as members of the Board of Directors of the Corporation.  On June 21, 2017, Mr. Wallace and Mr. Czirr accepted the appointments.

The biography for Mr. Wallace is set forth below:

Ron Wallace, 60

Russell William "Rusty" Wallace, Jr. (60) is a retired American racing driver, for over 30 years, racing legend Rusty Wallace has delighted racing fans not only with his hard-nosed and aggressive approach to racing, but also with a personality and charisma that are unmatched in the sport.

Mr. Wallace was 1989 NASCAR Cup Series Champion, 1984 Rookie of the Year and 55-time Cup Series race winner he will go into history as one of NASCAR’s finest drivers. For 16 straight seasons, Mr. Wallace won at least one race in NASCAR’s Cup Series, marking the third-longest such streak in history. At the time of his retirement in 2005, Wallace’s 55 victories marked the eighth-best all-time total and his nearly 20,000 laps led ranked seventh all-time.

Mr. Wallace’s on-track success was not limited just to NASCAR, however; he is also a former winner of the International Race of Champions (IROC). In 1991, he bested many of the world’s greatest drivers for the series title, becoming the only driver in history to win three of the series’ four events in a single season.

Mr. Wallace’s accomplishments both on and off the track have been widely recognized. He is a member of the NASCAR Hall of Fame, the International Motorsports Hall of Fame, the National Motorsports Press Association (NMPA) Hall of Fame and the Motorsports Hall of Fame of America.

As one of the main protagonists during NASCAR’s meteoric commercial rise of the 1990s and 2000s, Wallace is often credited as being one of the catalysts behind the mainstream appeal the sport enjoys today. At the NASCAR awards ceremony in 2005, he was presented the NMPA Myers Brothers Award, given for outstanding lifetime contributions to the sport of stock car racing.

Mr. Wallace’s more recent undertakings have allowed him to continue putting his vast knowledge and charismatic personality to work. In 2006, he was named Lead Auto Racing Analyst for ABC and ESPN, providing analysis for the networks’ 2006 and 2007 broadcasts of the Indianapolis 500. He went on to headline the networks’ return to NASCAR in 2007 and maintained that role through their exit from the sport at the end of the 2014 season. Currently, Wallace serves as Lead Analyst for MRN Radio—the Voice of NASCAR—where he is heard on more than 700 affiliates nationwide, as well as on Sirius XM Radio.

In addition to his racing analysis, Mr. Wallace remains an active competitor, as owner of Rusty Wallace Racing, which has fielded entries in the NASCAR Cup Series and NASCAR Xfinity Series.

Rusty is also active in other business pursuits. In 2005, he became the first driver in recent history to design a professional racing facility, when he inked the plans for the 7/8-mile Iowa Speedway. The facility opened to rave reviews and currently hosts rounds of the NASCAR Xfinity Series, the NASCAR Camping World Truck Series and the IRL IndyCar Series. Mr. Wallace is also a sought-after public speaker and the principal stakeholder in the Rusty Wallace Automotive Group, a collection of eight automotive dealerships located in eastern Tennessee.

Aside from his business interests, Wallace is also a board member of The NASCAR Foundation—the sport’s foremost charity initiative. In that role, he serves on the foundation’s development committee, charged with fundraising for the foundation’s mission of helping children live, learn and play.

Family Relationships

There is no family relationship between Mr. Wallace and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

The biography for Mr. Czirr is set forth below:

James C. Czirr, 63

President of Sterling Pacific NW, LLC a financial advisory company 63 years old, co-founded what is now Galectin Therapeutics (stock symbol: GALT) in July of 2000, when he orchestrated the company’s financing and the eventual listing on the American Stock Exchange. The stock traded as high as $6 while he was in charge of investment banking and shareholder relations. Mr. Czirr became a Series B director and became Executive Chairman of the Board of Directors on February 12, 2009, a position that he held until January 2016. Mr. Czirr continues to serve on GALT’s board of directors. Mr. Czirr is the founder of 10X Fund, L.P., which funded GALT’s, aka Pro-Pharmaceuticals, turn around financing and management, during the 2008-2009 financial crisis.  Between 1995 and 1999 He was instrumental in the development of Safe Science Inc., a developer of anti-cancer drugs and drug development tools. Under his guidance and leadership GALT transitioned from a pink sheet public company to a NASDAQ National Market listing and a member of the Russell 2000 index, trading at a high of $29.62 per share.

From 2005 to 2008 he served as Chief Executive Officer of Minerva Biotechnologies Corporation, which he rescued from bankruptcy.  Minerva is a developer of Nano particle bio chips and the owner of pivotal stem cell technology that promises to play a key role in the development and implementation of stem cell therapies.

In 2000 consulted with the Software Revolution, a private company that owns proprietary software for converting legacy system software, like COBOL to modern languages like Java. Mr. Czirr organized the capital needed, and provided guidance to successfully complete the software tools and become a profitable business.  The Software Revolution and its management have been recognized by industry experts by being presented with some of the most prestigious awards that can be received in their industry.

In 1994 Mr. Czirr was a consultant and director of Metalline Mining Company Inc., where he negotiated a joint venture development with Penoles, a Mexican mining company who was at the time the largest producer of silver in the world.  Mr. Czirr organized the market support and capital necessary for Metalline to develop 10 billion lbs. of zinc and 100-million-ounce silver resources.  Metalline traded on (NYSE Alternext US: MMG) as a result of Czirr’s fund raising and consulting.  Approximately 6 years ago the company sold control to a new investment team that operates under the name Silver Bull Mining.

In 1984 was a founding member of and a licensed representative of Richard Christman Lavigne, a brokerage house in Spokane WA.  Participated in investment banking syndicates raising money for small-cap companies.

From 1981 to 1984, Mr. Czirr founded and managed Czirr Financial Planning.  Was one of the early financial planners to obtain the CFP designation.  Held licenses for real-estate, securities (series 7) life and Health insurances. Syndicated oil and gas drilling programs and marketed other financial planning products and insurances.

From 1978 to 1981, Mr. Czirr worked at Connecticut General Life Brokerage Division:  worked as the estate planning arm for independent casualty insurance agencies.  Specialized in buy sell arrangements, ERISA plans, Trusts, wills and charitable remainder unit trusts.

From 1976 to 1978, Mr. Czirr worked at Procter and Gamble in sales management.  He won “Man of the Year” for the Detroit District in 1977. Promoted to Cleveland where his sales unit out performed all other units in the district.

In 1976, Mr. Czirr received a B.B.A. degree from the University of Michigan where he distinguished himself as the only unanimous All Conference Football Player in the Big Ten Conference in 1975, per the Big Ten Coaches selection process.

Mr. Czirr currently serves as a member of the Board of Directors for Galectin Therapeutics, Inc., stock symbol (“GALT”) traded on NASDAQ; and True Nature Holding, Inc stock trades on OTC (“TNTY”).

Family Relationships

There is no family relationship between Mr. Czirr and any of the Company’s Directors or Officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2017	AMMO, INC.

	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals
Chief Executive Officer